UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2005

Date of Report (Date of earliest event reported)

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50373	90-0182158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 HILL AVENUE NW
FORT WALTON BEACH, FLORIDA
32548
(Address of principal executive offices)(Zip Code)

(850)-796-0909
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 14, 2005, Spectrum Sciences & Software Holdings Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Horne Engineering Services, Inc. (“Horne”) and its shareholders, Darryl K. Horne, Charlene M. Horne and Michael Megless (the “Shareholders”), pursuant to which Horne will be merged with and into Horne Acquisition LLC, a wholly-owned subsidiary of the Company.  Under the terms of the Agreement, the Company will pay to the Shareholders a total purchase price consisting of $4.5 million in cash and 6.1 million unregistered shares of the Company’s common stock.  Additional shares of common stock could subsequently become issuable to the Shareholders to the extent that the average market price per share for the three months ending on the second anniversary of the closing is less than $3.25, subject to Horne (on a stand alone basis) meeting or exceeding 2005 gross revenues of $75 million with EBITDA (earnings before interest, tax, depreciation and amortization) of $3.25 million and EBITDA of not less than $3.25 million in 2006.  Additionally, Darryl Horne would receive at the closing options to purchase one million shares of the Company’s common stock at an exercise price of $1.65 per share, subject to Horne meeting the above revenue and EBITDA targets for 2005.  The Company would also establish a management stock option pool of up to two million shares of the Company’s common stock to be granted to managers of Horne at the discretion of Mr. Horne.  The common stock to be issued to the Shareholders pursuant to the Agreement are exempt from registration under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Upon the closing of the proposed transaction, Darryl Horne, the current President and Chief Executive Officer of Horne, would be appointed President and Chief Executive Officer of the Company, and Michael M. Megless, the current Chief Financial Officer of Horne, would be appointed Chief Financial Officer of the Company.  In addition, Messrs. Horne and Megless would be appointed to the Company’s Board of Directors.  Kelvin D. Armstrong, Karl Heer, and William H. Ham, Jr. would continue as directors of the Company.  Mr. Ham and Nancy C. Gontarek, currently serving as Chief Executive Officer and Chief Financial Officer, respectively, of the Company and of Spectrum Sciences & Software, Inc., a wholly-owned subsidiary of the Company (“Spectrum, Inc.”), would remain Chief Executive Officer and Chief Financial Officer, respectively, of Spectrum, Inc.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

Date: April 20, 2005	By: /s/ Nancy C. Gontarek
Name: Nancy C. Gontarek Title: Executive Vice President, CFO and Secretary